Exhibit 10.108

Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that Registrant customarily and actually treats as private or confidential. Such omitted information is indicated by “[***]” in this exhibit.

EXECUTION VERSION

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is dated effective as of June 20, 2024, and is given by SOLUNA CLOUD, INC., a Nevada corporation, with a notice address of 325 Washington Avenue Extension, Albany, NY 12205 (the “Guarantor”), in favor of [***] (the “Holder”).

Reference is made to the Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement) by and among SOLUNA AL CLOUDCO, LLC, a Delaware limited liability company (the “Issuer”), the Guarantor, SOLUNA HOLDINGS, INC., a Nevada corporation, and the Holder, pursuant to which, among other things, the Issuer has issued in favor of Holder a promissory note dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) in a principal amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000).

Pursuant to the terms of the Note Purchase Agreement, the Guarantor is required to execute and deliver this Guaranty in favor of the Holder.

THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of the Holder as follows:

1.	Guaranty of Payment and Performance. Subject to the Intercreditor Agreement, the Guarantor hereby guarantees to the Holder, the full and punctual payment and the performance when due (whether at maturity, by acceleration or otherwise) of the following obligations of the Issuer to the Holder: (i) all indebtedness of the Issuer to the Holder evidenced by the Note, when the same shall become due and payable (subject to any applicable periods of grace or cure), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including principal, interest and all other amounts payable under the terms the Note and (ii) all other payment obligations, now existing or hereafter arising, that are now or hereafter owed by the Issuer to the Holder in connection with, arising out of or relating to the Note or any other Note Document, including, without limitation, all reasonable and documented out-of-pocket fees and disbursements of counsel incurred in connection with the enforcement of the Note or any other Note Document as permitted hereunder or thereunder, as applicable (such obligations are referred to herein as the “Obligations”). The Guarantor acknowledges that it has received copies of the Note, the Note Purchase Agreement and the other Note Documents, including all respective exhibits and schedules thereto, has reviewed and understands the Obligations which it has agreed to Guaranty. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations when due and not of their collectability. All payments required under this Guaranty shall be made to the Holder.

2.	Guarantor’s Agreement to Pay. The Guarantor further agrees to reimburse the Holder, promptly on demand, for all reasonable costs and expenses (including reasonable and documented legal expenses) incurred or expended by the Holder in connection with the Obligations, this Guaranty and the enforcement thereof.

3.	Waivers by Guarantor; Holder’s Freedom to Act. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of the Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Issuer, and any other rights that could accrue to a surety against a principal. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with the Obligations and agrees that the Obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Issuer; (ii) any extensions or renewals of any Obligations; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with the Obligations; (iv) the substitution or release of any entity primarily or secondarily liable for the Obligations; (v) the adequacy of any rights the Holder may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Holder might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

4.	Unenforceability of Obligations Against Borrower. The Guarantor waives any and all defenses, claims and discharges of the Issuer pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Issuer in respect of any of the Obligations.

5.	Security. This Guaranty is secured by the security interests granted by the Guarantor in favor of the Holder pursuant to the Cloud Security Agreement and the Cloud Pledge Agreement, in each case, which are subject to the Intercreditor Agreement.

2

6.	Subrogation; Subordination. Until the payment and performance in full of the Obligations, the Guarantor shall not exercise any subrogation or similar rights against the Issuer arising as a result of payment by the Guarantor hereunder, and will not assert any claim in competition with the Holder in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Issuer in respect of any liability of the Guarantor to the Issuer; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Holder. The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any Event of Default that is continuing, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Issuer to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor in trust for the benefit of the Holder and be paid over to the Holder to be applied to the Obligations in accordance with the terms of the Note Purchase Agreement.

7.	Successors and Assigns. This Guaranty shall be binding upon the Guarantor, and the Guarantor’s successors and assigns, and shall inure to the benefit of and be enforceable by the Holder and its successors, permitted transferees and assigns.

8.	Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Holder and the Guarantor. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

9.	Notices. All notices required under this Guaranty will be in writing and will be transmitted in the manner and to the addresses required by the Note Purchase Agreement, or to such other addresses as Guarantor and Holder may specify from time to time in writing.

10.	Governing Law; Jurisdiction and Venue; Arbitration. This Guaranty shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Subject to the last sentence of this Section 10, each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in the State of Delaware over any suit, action or proceeding arising out of or relating to this Guaranty. Except for claims, disputes and controversies that are not subject to arbitration by applicable law, any and all claims, disputes and controversies between or among the parties hereto, whether in tort, contract or otherwise, arising out of or relating to this Guaranty shall, upon demand by any party, be determined by binding arbitration in the State of Delaware (or such other location as the parties mutually agree). The arbitration shall be administered by JAMS pursuant to its Expedited Arbitration Procedures then in effect (or any other form of arbitration mutually acceptable to the parties so involved). Judgment on the award may be entered in any state or federal court having jurisdiction in the State of Delaware.

3

11.	WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND HOLDER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS GUARANTY.

12.	Miscellaneous. This Guaranty and the other Cloud Agreements referenced herein constitute the entire agreement of the Guarantor and the Holder with respect to the matters set forth herein and therein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty (or in any amendment, waiver, consent, joinder or supplement hereto or any other document delivered hereunder) shall be deemed to include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Guaranty.

GUARANTOR:

SOLUNA CLOUD, INC.

By:
Name:	John Belizaire
Title:	CEO

ACKNOWLEDGED AND AGREED TO:

HOLDER:

[***]